STATE OF LOUISIANA

PARISH OF LAFAYETTE

                                                    LEASE AGREEMENT

This Lease Agreement ("Agreement") made and entered into this 10th day of November, 2005, by and between:

WILLIAM J. DORE', a resident of Calcasieu Parish, Louisiana, whose mailing address is 207 Oliver Street, Lake Charles, LA  70607, dealing herein with his separate and paraphernal property,

(Hereinafter referred to as "Lessor")

                                                                            and

GLOBAL INDUSTRIES, LTD., a Louisiana Corporation domiciled in the Parish of Calcasieu represented herein by its duly authorized undersigned President,

(Hereinafter referred to as "Lessee" or "Global Industries, Ltd.", as the context may require).

                                                                   WITNESSETH

For, and in consideration of the covenants hereinafter contained, and of the performance and observance by Lessee of the covenants, terms and conditions herein contained, Lessor hereby leases and lets unto Lessee those certain premises, and together with all improvements thereon, more fully described in Exhibit "A" annexed hereto and made part hereof and paraphed for identification herewith, hereinafter referred to as the "Premises or Leased Premises", upon the following terms and conditions:

1.

Lessee shall pay Lessor monthly rent in the amount of $4,600.00, payable in advance on the 1st day of each month commencing on the 1st day of October, 2005 and due on the 1st day of each month thereafter for the term of this lease and in the amount hereinafter set forth for any extensions or additional terms as set forth therein.

2.

This lease and accrual of rent hereunder shall commence on October 1, 2005 and terminate on March 31, 2006 a term of six (6) months from the commencement date hereof, with extension of six (6) months upon agreement of the parties, said period, together with the term of any extension of this lease as provided herein, hereinafter referred to as "Lease Term".

3.

This Lease may be cancelled by either Lessee or Lessor without cause with thirty (30) days prior written notice to the other party.  If mutually agreed upon by the Lessee and Lessor, this lease may be renewed upon conclusion of its term.

4.

Upon termination of this lease for any reason whatsoever, Lessee shall be obligated to restore or cause to be restored the leased premises to its present condition.

5.

The leased premises may be used only for office, shop and warehouse facilities for oilfield sales and service.  Lessee shall have the right of use of the entire property, with the exception of any locations or areas already in use or allocated for use for other purposes.

6.

If the whole of the leased premises shall be taken or condemned by any competent authority, for any public use or purpose during the term of this lease, all obligations of the parties shall cease upon the date of the taking and any unearned rent paid by Lessee shall be refunded.  Lessee reserves unto itself all damages awarded which are based upon its leasehold interest or interruption of business.

7.

This agreement may not be assigned in whole or in part by Lessee and Lessee may not sublease any part of the leased premises without the prior written consent of Lessor.  In the event such assignment is approved by Lessor, Lessee shall remain bound, in solido, together with any assignee(s) or sublessee(s) for the payment of all rent required to be paid hereunder and for the full performance of all terms, covenants and conditions herein undertaken by Lessee.

8.

Lessee shall not do any act, or make any contract which may create or be the foundation for any lien or other encumbrance upon any interest of Lessor in any portion of the leased premises.  If because of any act or omission (or alleged act or omission) of Lessee, any mechanic's lien or other lien, charge or other for the payment of money or other encumbrance shall be filed against Lessor and/or any ground or underlying Lessor and/or any portion of the leased premises (whether or not such lien, charge, order or encumbrance is valid or enforceable as such), Lessee shall at its own cost and expense cause same to be discharged of record or bonded within ten (10) days after notice of Lessee of the filing thereof; and Lessee shall indemnify and save harmless Lessor against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable attorney's fees resulting therefrom.  If Lessee fails to comply with the foregoing provisions, Lessor shall have the option of discharging or bonding any such lien, charge, order or encumbrance, and Lessee agrees to reimburse Lessor for all costs, expenses and other sums of money in connection therewith (as additional Rental) with interest thereon promptly upon demand.  All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracted with Lessee for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the leased premises at any time from this date hereof until the end of the Lease Term, are hereby charged with notice that they must look exclusively to Lessee to obtain payment for same.

9.

A.         Lessee may not make alterations, additions and/or improvements to the leased premises without the express written consent of the Lessor.  Not addition, alteration or improvements shall depreciate, diminish or decrease the value of the leased premises.

B.         Lessee shall have no authority to create or place any lien or encumbrance of any kind whatsoever upon or in any manner to bind the interest of the Lessor in the leased premises or the improvements thereon.

C.         Lessor does not warrant the suitability of the leased premises for any purpose whatsoever and Lessee acknowledges that same are accepted "as is".

10.

A.         Lessee agrees to assume full responsibility at all times for the condition of the premises, for all improvements, machinery or equipment thereon and full responsibility towards itself, its guests, employees, agents, licensees and all other persons entering upon the leased premises for any purpose whatsoever.  Lessee further specifically agrees to defend, indemnify and hold Lessor harmless from and against any and all claims, demands and expenses including cost of defense, for or in connection with any loss, injury, accident or damage whatsoever, however occasioned, to any person or to property occurring in, on or about or adjacent to the premises or any part thereof or arising directly or indirectly out of Lessee's occupancy or Lessee's business conducted on the premises and even though occasioned, brought about or caused by the sole negligence of Lessor.

B.         Lessee shall be solely responsible at all times for damage to or destruction or loss of any property of Lessee or of any person occurring in, on or about or adjacent to the premises or any part thereof, however occasioned.

C.         Lessee shall immediately report to Lessor all accidents or occurrences resulting in injuries to Lessee's employees or third parties or damage to property of third parties.

11.

A.         Lessee hereby covenants and agrees at all times during the term hereof to obtain and maintain and keep in force for the mutual benefit of Lessor and Lessee, commercial general liability insurance against any and all claims for personal injury, death or property damage occurring in, on or about the leased premises or sidewalks adjacent to the leased premises in the amount of one ($1,000,000) million dollars per occurrence with excess liability coverage up to ten ($10,000,000) million per occurence.  Lessee further covenants and agrees at all times during the term hereof, to maintain for the mutual benefit of Lessor and Lessee or anyone claiming by, through or under them, fire and extended coverage insurance on all improvements leased hereunder in an amount not less than replacement cost of all improvements.

B.         Lessee further covenants and agrees that the insurance required to be carried hereunder shall be placed with insurance companies as shall be selected by Lessee, acceptable to Lessor and which shall be licensed to do business in the State of Louisiana.  The parties further covenant and agree that the Lessor and Lessee or anyone claiming by, through or under them, shall be named as additional insureds as their respective interests may appear in the above policies and that Lessee shall deliver to the Lessor certificates of said insurance and of renewals thereof from time to time during the term of this lease.  The minimum limits of the commercial general liability policy of insurance shall in no way limit or diminish Lessee's liability hereunder.

C.         Prior to commencement of lease, Lessee shall furnish certificate(s) of insurance evidencing the minimum required limits and coverages.  All of the above described insurance policies shall contain the provisions that the insurance companies shall have no right of recovery or subrogation against Lessor, his co-owners and joint-venturers, and their agents, employees and invitees for injury, death, losses, sickness or damages covered by such policies.  Lessor shall be named as an additional insured on the Commercial General Liability Insurance Policy.  All of the above described insurance policies shall contain the unequivocal agreement on the part of the insurer to notify Lessor of the cancellation of, or any material change in insurance coverage at least thirty (30) days before the effective date of such cancellation or change.

D.         The minimum limits of the Commercial General Liability Insurance Policy shall be subject to increase at any time if Lessor, in the exercise of its reasonable judgment, shall deem necessary for its adequate protection.  Within thirty (30) days after demand therefore by Lessor, Lessee shall furnish Lessor with evidence that such demand has been met with and complied.

E.         Lessor shall not be liable to Lessee, or Lessee's guests, employees, agents, licensees or contractors, or to any other person for any damage to person or property caused by any act, omission or neglect of Lessee or any other person.  Lessee agrees to indemnify and hold Lessor harmless from all claims, demands or suits, whether the loss, injury or damage occurs on or off the leased premises and even though such loss, injury or damage be brought about or caused by Lessor's sole negligence.  Lessee shall indemnify, protect and hold the Lessor harmless from any loss, cost or expense of any sort or nature, and from any liability to any person, natural or artificial, on account of any damage to person or property arising out of any failure to comply with and perform all of the requirements or provisions set forth in this Clause 11.

12.

If Lessee shall fail to comply fully with any of its obligations under this lease (including, without limitation, its obligations to make repairs, maintain various policies of insurance, comply with all laws, ordinances and regulations and pay all bills for utilities), then Lessor shall have the right, at its option, to cure such breach at Lessee's expense.  Lessee agrees to reimburse Lessor (as additional Rental) for all costs and expenses incurred as a result thereof together with interest thereupon promptly upon demand.

13.

This lease, its terms and provisions, are binding upon all parties, be it Lessee or Lessor, their permitted assigns and heirs.

14.

No oral statement or prior written matter shall have any force or effect all of which shall merge herein and be superseded hereby.  No waiver of any provisions of this agreement shall be effective unless in writing and signed by the waiving party.  Lessee agrees that it is not relying upon any representations or agreements other than those contained in this lease.  This lease represents the entire agreement between the parties.  This agreement shall not be modified except by written instrument subscribed by all parties.

15.

Lessor and Lessee hereby certify that all parties required and necessary to execute a valid lease have joined in the execution of this lease.

16.

One or more waivers of any covenant or condition by Lessor shall not be construed as a waiver of subsequent breach of same or any other covenant or condition, and the consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be construed to waive or render unnecessary Lessor's consent or approval to or of any subsequent similar act by Lessee.

17.

If any term or provision of this lease or the application thereof to any person or circumstances shall to any extent, be invalid or unenforceable, the remainder of this lease, or the application or such term or provision to persons whose circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

18.

Lessee shall use the leased premises for lawful purposes only and shall not permit or create a nuisance thereon.

Lessee shall, after the last day of the term or upon earlier termination, surrender and yield up to Lessor the building and other improvements on such premises in good order, condition and state of repair, ordinary wear and tear excepted.

In the event Lessee continues to occupy the premises after the last day of the term hereby created and the Lessor elects to accept rent thereafter, a tenancy from month to month only shall be created and not for any longer period.

19.

Either party shall have the right to enforce specific performance under the terms and conditions of this agreement.

20.

Any and all notices referred to herein shall be sufficient, if furnished in writing, sent by registered mail to all parties at their addresses set forth above.

21.

A.         It is agreed and understood by and between the parties hereto that all repairs and maintenance (including replacements) to the interior and exterior of the building (excluding the structural portions thereof) herein leased, including parking area, electrical, plumbing, interior decorating, painting, floors, light fixtures, heating, ventilating and air conditioning system, and things of that nature shall be at the expense of Lessee and shall not be charged against Lessor; and that Lessor's only responsibility shall be the roof and structural portions of said walls of the original improvements.  It is further agreed and understood that Lessee shall maintain the plate glass windows in the building and to promptly repair any damage to said windows.

B.         This is a "net lease" and the Lessor shall not be required to provide any service or do any act in connection with the leased premises except as specifically provided herein, and the rent reserved hereunder shall be paid to the Lessor without any claim on the part of the Lessee for diminution or abatement and the fact that Lessee's use and occupancy of the leased premises shall be disturbed or prevented from any cause whatsoever, except by acts of the Lessor, shall not in any way suspend, abate or reduce the rental to be paid hereunder, except as otherwise specifically provided in this lease.  Lessee shall bear the monthly charges for all utilities, including water, gas and electricity, delivered to the leased premises, and for the removal and disposal of garbage, trash, debris and sewage.

22.

This is a "net lease" and Lessee agrees to reimburse Lessor on presentation of paid receipts for all assessments and property taxes imposed at any time during the term of this lease upon or against the premises, including land and the building and improvements to be located thereon for Lessee's use.  Taxes paid by Lessor shall be reimbursed as "additional rent", pro rata for the period of the lease, on the rent day following the posting of Lessor's notice of the amount in payment of taxes and/or assessments.

23.

In the event of destruction of or damage of any kind to the improvements on the premises by reason of fire, the elements, or other casualty, this lease shall not terminate except as hereinafter provided; nor shall the Lessee be relieved from any payment of rent, or from performance of any of its obligations hereunder.

A.         If damage or destruction to the improvements shall occur at a time when this lease or any extension thereof shall have two (2) or more years to run, Lessee shall, within a reasonable time, commence construction and/or repair and shall use all reasonable diligence to restore said premises to a usable condition.  Lessee shall be entitled to receive all insurance proceeds, if any, required for repair or reconstruction of the improvements.

B.         In the case of any damage or destruction occurring in the last two (2) years of the primary terms of this lease or any extensions thereof to the extent of fifty (50%) percent or more of the insurable value of the improvements, Lessee may, at Lessee's option, elect to terminate this lease or to restore the premises to a usable condition under the following terms and conditions:

i.          In the event that Lessee elects to terminate this lease in lieu of repairing or replacing the building as provided in part B)ii of this Clause, Lessee shall give notice in writing to Lessor within seven (7) days after the occurrence of such damage or destruction and Lessee shall forthwith surrender all insurance proceeds to Lessor.

ii.          In the event that Lessee elects to repair or replace the building and to continue in occupancy, Lessee shall give notice in writing to Lessor within seven (7) days after the occurrence of such damage or destruction of Lessee's election to continue in occupancy.  Lessee shall not be relieved from payment of rent or from performance of any of its obligations hereunder.  Lessee shall have access to the insurance proceeds, in any, available for the repair or replacement of the building.

                                                                            24.

This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

WITNESSES:                                        LESSOR:

______________________                  /s/ WILLIAM J. DORE'
                                                                  WILLIAM J. DORE'

______________________

                                                               LESSEE:
WITNESSESS:                                      GLOBAL INDUSTRIES, LTD.

______________________                   BY:/s/ PETER ATKINSON
   PETER ATKINSON
  PRESIDENT

STATE OF LOUISIANA

PARISH OF LAFAYETTE

                                                             ACKNOWLEDGMENT

BE IT KNOWN, that on this       day of              , 2005, before me, the undersigned authority and in the presence of the undersigned witnesses personally came and appeared

                                                               WILLIAM J. DORE'

who, after being duly sworn did depose and acknowledge that he is the identical person who executed the foregoing instrument as his own free act and deed for the uses and purposes expressed therein.

WITNESSES:

_______________________              /s/ WILLIAM J. DORE'
                                                                WILLIAM J. DORE'

______________________

NOTARY PUBLIC

STATE OF LOUISIANA

PARISH OF CALCASIEU

                                                  CORPORATE ACKNOWLEDGMENT

BE IT KNOWN, that on this        day of                 , 2005, before me, the undersigned authority, and in the presence of the undersigned witnesses, personally came and appeared

                                                              PETER S. ATKINSON

who, after being duly sworn did declare and acknowledge that he is the President of GLOBAL INDUSTRIES, LTD., and that he executed the foregoing instrument on behalf of and as the free act and deed of said Corporation by authority of its Board of Directors for the uses and purposes herein expressed.

WITNESSES:

______________________                /s/ PETER ATKINSON
                                                                PETER ATKINSON
______________________

NOTARY PUBLIC

Leased Premises Covered by that Lease Extension and Amendment Agreement between William J. Doré and Global Industries, Ltd. Dated January 1, 1996

            The Leased Premises consist of an office building (approximately 9,496 square feet) and a metal warehouse (approximately 7,645 square feet) located on U.S. Highway 167 south of the city of Lafayette, on real property, the legal description of which is as follows:

            That certain parcel of ground, together with all improvements thereon, both movable and immovable, containing 29.357 acres situated in the Eighth Ward of Lafayette Parish, Louisiana in Section 35, T10S, R4E, and Section 37, T10S, R3E, and being designated as Tract 2-A on a plat of survey by Fred L. Colomb, C.E., dated December 23, 1956, a copy of which is attached to Act Number 348404 of the records of the office of the Clerk of Court, Lafayette Parish, Louisiana; according to said plat said tract has a frontage of 441.8 feet on U.S. Highway No. 167 leading from Lafayette to Abbeville and such other dimensions as are shown on said plat of survey, and being bounded north by property of Luice Malveaux, or assigns, easterly by said highway, southerly by Tract 3-A and westerly by the center line of Coulee lle des Cannes.  Being the same property acquired by Vendor herein under Acts Numbers 484822 and 487841 of the records of the office of the Clerk of Court, Lafayette Parish, Louisiana.

            That certain parcel of ground, together with all improvements located thereon, situated in Section 37, Township 10 South, Range 3 East and Section 85, Township 10 South, Range 4 East, Lafayette Parish, Louisiana being known and designated as Tract No. 1, containing 4.0 acres, more or less, as shown on that certain plat of survey prepared by Roland W. Laurent & Associates, Inc., dated July 25, 1973, a copy of which is attached to and made a part of Act No. 613433 of the Lafayette Parish Recorder's Office, said parcel of ground having such dimensions, measurements and boundaries as are shown on said plat of survey; and being the same property acquired by Vendor herein by Act No. 79-025011 of the office of the Clerk of Court in and for the Parish of Lafayette, Louisiana.

            That certain parcel of ground, together with all improvements located thereon, situated in Section 37, Township 10 South, Range 3 East and Section 85, Township 10 South, Range 4 East, Lafayette Parish, Louisiana being known and designated as Tract No. 1-A, containing 4.0 acres, more or less, as shown on that certain plat of survey prepared by Roland W. Laurent & Associates, Inc., dated July 25, 1973, a copy of which is attached to and made a part of Act No. 79-17716 of the Lafayette Parish Recorder's Office, and paraphed "Ne Varietur" for identification therewith, said parcel of ground having such dimensions, measurements and boundaries as are shown on said plat of survey; and being the same property acquired by Vendor herein by Act No. 79-025011 of the office of the Clerk of Court in and for the Parish of Lafayette, Louisiana

            That certain parcel of ground, situated in Section 37, Township 10 South, Range 3 East and Section 85, Township 10 South, Range 4 East, Lafayette Parish, Louisiana, containing 4.0 acres and having a frontage of 486.0 feet facing a private road, and having such other dimensions, measurements and boundaries and being known and designated as Tract No. Two (2) on that certain plat of survey by Roland W. Laurent & Associates, Inc., dated July 25, 1973, attached to Act No. 613433, records of the Parish of Lafayette, Louisiana.

            That certain parcel of ground, together with any improvements situated in Section 37, Township 10 South, Range 3 East and Section 85, Township 10 South, Range 4 East, Lafayette Parish, Louisiana being known and designated as Tract No. 2-A on that certain plat of survey by Roland W. Laurent & Associates, Inc., dated July 25, 1973, a copy of which is attached to Act No. 79-17716 conveyance records of the Lafayette Parish Louisiana. Said parcel having such dimensions, measurements and boundaries as more fully appear by reference as the above referred to plat of survey.

            That certain tract or parcel of ground, situated in Section 37, Township 10 South, Range 3 East and Section 85, Township 10 South, Range 4 East, Lafayette Parish, Louisiana containing 4.0 acres, and having a frontage of 488.2 feet facing a 50 foot private road, and such dimensions, measurements and boundaries and being known and designated as Tract No. Three (3) on that certain plat of survey by Roland W. Laurent & Associates, Inc., dated July 25, 1973, attached to Act No. 613433, records of the Parish of Lafayette, Louisiana.

            That certain parcel of ground, together with any improvements, situated in Section 37, Township 10 South, Range 3 East and Section 85, Township 10 South, Range 4 East, Lafayette Parish, Louisiana, being known and designated as Tract No. 3-A on that certain plat of survey by Roland W. Laurent & Associates, Inc., dated July 25, 1973,  containing 4.0 acres, and having a frontage of 488.2 feet facing a 50 foot private road, and such dimensions, measurements and boundaries and attached to Act No. 613433, records of the Parish of Lafayette, Louisiana.

            That certain parcel of ground, together with any improvements, situated in Section 37, Township 10 South, Range 3 East and Section 85, Township 10 South, Range 4 East, Lafayette Parish, Louisiana, and having such dimensions, measurements and boundaries and being known and designated as Tract No. Four (4) on that certain plat of survey by Roland W. Laurent & Associates, Inc., dated July 25, 1973,  attached to Act No. 613433, of the Parish of Lafayette, Louisiana.

            That certain parcel of ground, together with any improvements situated in Section 37, Township 10 South, Range 3 East and Section 85, Township 10 South, Range 4 East, Lafayette Parish, Louisiana, being known and designated as Tract No. 4-A, on that certain plat of survey by Roland W. Laurent & Associates, Inc., dated July 25, 1973, a copy of which is attached to Act No. 79-17716 conveyance records of Lafayette Parish, Louisiana.  Said property having such dimensions, measurements and boundaries as more fully appear by reference as the above referred to plat of survey.

            That certain tract or parcel of land, situated in Section 37, Township 10 South, Range 3 East and Section 85, Township 10 South, Range 4 East, in the Parish of Lafayette, Louisiana, containing 5.07 acres at the end of a private road, and having such dimensions, measurements and boundaries and being known and designated as Tract No. Five (5) on that certain plat of survey by Roland W. Laurent, dated July 25, 1973, attached to Act No. 613433, records of the Parish of Lafayette, Louisiana.